                             STOCK OPTION AGREEMENT
                                    UNDER THE
                         AMS 1998 EQUITY INCENTIVE PLAN

                  THIS AGREEMENT, made as of April 23, 1999 (the "Effective Date"), by and between American Medical Systems, Inc., a Delaware corporation (the "Company"), and Douglas W. Kohrs (the "Participant").

                              W I T N E S S E T H:

                  WHEREAS, the Company and the Participant have entered into an employment agreement dated as of April 23, 1999 (the "Employment Agreement"), pursuant to which the Company is required to afford the Participant the opportunity to acquire the Company's common stock, par value $.01 per share ("Stock"), so that the Participant may have a direct proprietary interest in the Company's success.

                  NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

         1. Grant of Option. (a) Subject to the terms and conditions set forth herein and in the AMS 1998 Equity Incentive Plan (the "Plan"), the Company hereby grants to the Participant, during the period commencing on the date of this Agreement and ending on April 23, 2009 (the "Expiration Date"), the right and option (the right to purchase any one share of Stock hereunder being an "Option") to purchase from the Company 69,375 shares of Stock. The Options shall have an exercise price of $5.00 per share, which represents the Fair Market Value per share of the Stock as of the date hereof. Each of the Options granted pursuant to this Section 1(a) shall constitute Incentive Stock Options under the Plan.

                  (b) Subject to the terms and conditions set forth herein and in the Plan, the Company hereby also grants to the Participant, during the period commencing on the date of this Agreement and ending on the Expiration Date, Options to purchase from the Company 80,625 additional shares of Stock. The Options shall have an exercise price of $5.00 per share, which represents the Fair Market Value per share of the Stock as of the date hereof. Each of the Options granted pursuant to this Section 1(b) shall constitute Nonqualified Stock Options under the Plan.

         2. Limitations on Exercise of Options. (a) The Incentive Stock Options shall vest and become exercisable, on a cumulative basis, while the Participant is employed by the Company as set forth in Exhibit A hereto. The Board may accelerate the vesting and exercisability of any or all of the then-unvested Incentive Stock Options at any time; provided, however, all Incentive Stock

Options shall vest and be immediately exercisable in the event of a "Change of Control" (as defined in the Employment Agreement).

                  (b) Subject to the terms and conditions set forth herein and the Plan, the Nonqualified Stock Options shall vest and become exercisable, on a cumulative basis, while the Participant is employed by the Company as set forth in Exhibit B hereto. The Board may accelerate the vesting and exercisability of any or all of the then-unvested Nonqualified Stock Options at any time; provided, however, all of the Nonqualified Stock Options shall vest and be immediately exercisable in the event of a Change of Control.

         3. Termination of Employment. (a) If prior to the Expiration Date, the Participant's employment shall be terminated by the Company by reason of a disability, the Options shall remain exercisable until the earlier of the Expiration Date or six (6) months after such date of termination (the "Date of Termination") to the extent the Options were vested and exercisable as of the Date of Termination.

                  (b) If the Participant shall cease to be employed by the Company prior to the Expiration Date by reason of death, or the Participant shall die while entitled to exercise any of the Options pursuant to paragraph 3(a) or paragraph 3(c), the executor or administrator of the estate of the Participant or the person or persons to whom the Options shall have been validly transferred by the executor or administrator pursuant to will or the laws of descent and distribution shall have the right, until the earlier of the Expiration Date or twelve (12) months after the date of death, to exercise the Options to the extent that the Participant was entitled to exercise them on the date of death.

                  (c) If, prior to the Expiration Date, the Participant's employment with the Company is terminated for "Cause" (as defined in the Employment Agreement), (i) unless otherwise provided by the Board, the Options, to the extent not exercised as of the Date of Termination, shall lapse and be canceled, and (ii) all shares of Stock received pursuant to an exercise of the Options after such termination, in contravention of subsection (i) above, may be purchased by the Company at its discretion for the exercise price of such shares paid by the Participant.

                  (d) If, prior to the Expiration Date, the Company terminates the Participant's employment without Cause (other than on account of a disability), the Options, to the extent then vested and exercisable as of the Date of Termination, shall remain exercisable until the earlier of the Expiration Date or 90 days after the Date of Termination.

                  (e) If the Participant voluntarily terminates his employment with the Company (i) prior to the first anniversary of the Effective Date, all Options to the extent not exercised as of the Date of Termination shall lapse and be canceled, or (ii) on or after the first anniversary of the Effective Date, the Options shall remain exercisable until the earlier of the Expiration Date or ninety (90) days after the Date of Termination to the extent the Options were vested and exercisable as of the Date of Termination.

                  (f) After the expiration of any exercise period described in any of Sections 3(a) - (e) hereof, or otherwise upon the Expiration Date, the Options shall terminate together with all of the Participant's rights hereunder, to the extent not previously exercised.

         4. Non-Transferable. Except as specifically authorized by the Board, the Participant may not transfer the Options except by will or the laws of descent and distribution and the Options shall be exercisable during the Participant's lifetime only by the Participant or his guardian or legal representative. Except as so authorized, no purported assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever.

         5. Adjustments and Corporate Reorganizations. In accordance with and subject to the applicable terms of the Plan, the Options shall be subject to adjustment or substitution, as determined by the Committee, as to the number, price or kind of Stock or other consideration subject to such Options or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date hereof or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, the Participant. The Company shall give the Participant written notice of an adjustment hereunder.

         6. Exercise: Payment For and Delivery of Stock. The Options shall be exercised by delivering written notice to the Committee stating the number of shares of Stock to be purchased, the person or persons in whose name the shares of Stock are to be registered and each such person's address and social security number. Such notice shall not be effective unless accompanied by the full purchase price for all shares to be purchased, and any applicable withholding (as described below). The purchase price shall be payable in cash or in shares of Stock or any combination thereof; provided, however, that the Participant may use Stock in payment of the exercise price only if the shares so used are considered "mature" for purposes of generally accepted accounting principles (i.e., (i) been held by the Participant free and clear for at least six (6) months prior to the use thereof to pay part of an Option exercise price,
(ii) been purchased by the Participant in other than a compensatory transaction, or (iii) meet any other requirements for "mature" shares as may exist on the date of the use thereof to pay part of an Option exercise price). In the event that all or part of the purchase price is paid in shares of Stock, the shares used in payment shall be valued at their Fair Market Value on the date of exercise of the Options. At the time of exercise, the Participant shall pay to the Company, in cash, or by having the Company withhold upon exercise of the Option a sufficient number of shares of Stock otherwise deliverable to the Participant based on the Fair Market Value of the Stock on the date of exercise, at the election of the Participant, such minimum amount as the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon. Payment in currency or by certified or cashier's check shall be considered payment in cash.

         7. Rights as Stockholder. (a) The Participant or a transferee of the Options shall have no rights as a stockholder with respect to any shares covered by the Options until he shall have become the holder of record of such shares (and the Company shall use its reasonable best efforts to cause the Participant promptly to become the holder of record of such shares), and, except as provided in Section 5 hereof, no adjustment shall be made for dividends or distributions or other rights in respect of such shares for which the record date is prior to the date upon which he shall become the holder or record thereof.

                  (b) The Participant acknowledges and agrees that the Stock shall be "Shares" as such term is used in the Stockholders Agreement annexed to the Executive's Employment Agreement as Exhibit B and, as such, will be subject to certain restrictions, including restrictions on resale and such other transfers.

         8. Company; Participant. (a) The term "Company" as used in this Agreement with reference to employment shall include the Company and its affiliates.

                  (b) Whenever the word "Participant" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, legal representatives or the person or persons to whom the Options may be transferred by will or by the laws of descent and distribution, the word "Participant" shall be deemed to include such person or persons.

         9. Repurchase Rights. (a) Repurchase of Stock. At any time within the 90-day period immediately following the Date of Termination for any reason (including by reason of death or disability), the Company shall have the right, and not the obligation, to purchase and acquire from the Participant any or all of the shares of Stock (the "Repurchased Shares"). The Company may exercise the right granted to it under this Section 9(a) by delivering written notice to the Participant during such 90-day period stating that the Company is exercising the repurchase right granted to it under this Section 9(a). The delivery of such notice by the Company to the Participant shall constitute a binding commitment of the Company to purchase and acquire all of the Repurchased Shares. The total purchase price for the Repurchased Shares shall be delivered to the Participant against delivery by the Participant of certificates evidencing the Repurchased Shares no later than 30 days after the delivery of the election notice by the Company. The price per share of the Repurchased Shares (the "Share Repurchase Price") shall be the Fair Market Value of each of the Repurchased Shares on the date of the Company's delivery of its written notice to the Participant; provided, however, that if the Participant's employment is terminated for Cause, then the Share Repurchase Price shall be the lesser of such Fair Market Value or the exercise price of the Option.

                  (b) Repurchase of Vested Options. At any time within the 90-day period immediately following the Date of Termination for any reason (including by reason of death or disability), the Company shall have the right, and not the obligation, to purchase and acquire from the Participant any or all of the Participant's vested Options to the extent such vested Options are exercisable (the "Repurchased Options"). The Company may exercise the right granted to it under this Section 9(b) by delivering a written notice to the Participant during such 90-day period stating that the Company is exercising the repurchase right granted to it under this Section 9(b). The delivery of such notice by the Company to the Participant shall constitute a binding commitment of the Company to purchase and acquire all of the Repurchased Options. The total purchase price for the Repurchased Options shall be delivered to the Participant against delivery by the Participant of this Agreement no later than 30 days after the delivery of the election notice by the Company. The Option repurchase price (the "Option Repurchase Price") shall be an amount equal to the Share Repurchase Price on the date of the Company's delivery of its written notice to the Participant under Section 9(a), above, less the exercise price then applicable to each Repurchased Option (such repurchase shall only be made to the extent such Option is exercisable as set forth above).

                  (c) Limitation on Repurchase Rights. Anything in this Section 9 to the contrary, the Company shall not be obligated to purchase any Stock or Options at any time to the extent that the purchase would result in a violation of any law, statute, rule, regulation, order, writ, injunction, decree or judgment promulgated or entered by any Federal, state, local or foreign court or governmental authority applicable to the Company or any of its property. Anything in this Section 9 to the contrary, the Company's right to purchase any Stock or Options hereunder shall expire in the event of an IPO

         10. Requirements of Law. (a) By accepting the Options, the Participant represents and agrees for himself and his transferees (whether by will or the laws of descent and distribution) that, unless a registration statement under the Securities Act of 1933, as amended (the "Act"), is in effect as to shares purchased upon any exercise of the Options, (i) any and all shares so purchased shall be acquired for his personal account and not with a view to or for sale in connection with any distribution, and (ii) each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for his personal account and not with a view to or for sale in connection with any distribution.

                  (b) No certificate or certificates for shares of Stock may be purchased, issued or transferred if the exercise hereof or the issuance or transfer of such shares shall constitute a violation by the Company or the Participant of any (i) provision of any Federal, state or other securities law,
(ii) requirement of any securities exchange listing agreement to which the Company may be a party, or (iii) other requirement of law or of any regulatory body having jurisdiction over the Company. Any reasonable determination in this connection by the Board, upon notice given to the Participant, shall be final, binding and conclusive.

                  (c) The certificates representing shares of Stock acquired pursuant to the exercise of options shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Act or any state securities laws.

         11. Notices. Any notice to be given to either party shall be in writing and shall be given by hand delivery to such party or by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company in care of its Secretary at its principal office, and to the Participant at the address given beneath his signature hereto, or at such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         12. Disposition of Stock. The Participant agrees to notify the Company, in writing, within thirty (30) days of any disposition (whether by sale, exchange, gift or otherwise) of shares of Stock purchased under this Agreement with respect to an Incentive Stock Option, within two (2) years from the date of the granting of such Options or within one (1) year of the transfer of such shares of Stock to the Participant.

         13. Binding Effect. Subject to Section 4 hereof, this Agreement shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

         14. Plan. The terms and provisions of the Plan are incorporated herein by reference and made a part hereof as though fully set forth herein. In the event of any conflict or inconsistency between discretionary terms and provisions of this Agreement, this Agreement shall govern and control. In all other instances of conflicts or inconsistencies or omissions, the terms and provisions of the Plan shall govern and control. All capitalized terms not otherwise expressly defined in this Agreement shall have the meaning ascribed to them in the Plan.

         15. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.

         16. Entire Agreement. This Agreement, together with the Plan, the Employment Agreement and the Stockholders Agreement, contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

                  IN WITNESS WHEREOF, the Company has granted this Option on the date of grant specified above.

                  This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

                           AMERICAN MEDICAL SYSTEMS, INC.


                           By: /s/ Gregory J. Melsen
                              ---------------------------------
                               Name:  Gregory J. Melsen
                               Title: Chief Financial Officer


ACCEPTED:

/s/ Douglas W. Kohrs
-------------------------
Douglas W. Kohrs
7432 Hyde Park Drive
Edina, MN 55439

                                                                       EXHIBIT A


                         AMS 1998 EQUITY INCENTIVE PLAN
                     INCENTIVE STOCK OPTION VESTING SCHEDULE
                              FOR DOUGLAS W. KOHRS

                       ANNIVERSARY OF
       YEAR            EFFECTIVE DATE         3/31           6/30            9/30               12/31                TOTAL
       ----            --------------         ----           ----            ----               -----                -----
       2000                   20,000                                                                                 20,000
       2001                                   5,000          5,000           5,000              5,000                20,000
       2002                                   5,000          5,000           5,000              5,000                20,000
       2003                                   9,375                                                                   9,375
                                                                                                                     69,375

                                                                       EXHIBIT B


                         AMS 1998 EQUITY INCENTIVE PLAN
                       NON-QUALIFIED STOCK OPTION SCHEDULE
                              FOR DOUGLAS W. KOHRS



                       ANNIVERSARY OF
       YEAR            EFFECTIVE DATE         3/31           6/30            9/30               12/31                TOTAL
       ----            --------------         ----           ----            ----               -----                -----
       2000                    17,500                        9,375           9,375              9,375                45,625
       2001                                   4,375          4,375           4,375              4,375                17,500
       2002                                   4,375          4,375           4,375              4,375                17,500
       2003
                                                                                                                     80,625